UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - April 17, 2007 (Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)

(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of

Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On April 17, 2007, the Compensation Committee of the Board of Directors of Ingersoll-Rand Company Limited (the “Company”) approved revisions to the Company’s Performance Share Program (“PSP”), as described below, with respect to all of the participants in the PSP program, including the Company’s Named Executive Officers (Messrs. Henkel, McLevish, Lamach and Vasiloff and Ms. Nachtigal (the “NEOs”)). These revisions are effective for the performance year 2007 and are intended to enhance the long-term nature of the PSP program. Effective April 17, 2007, all PSP program awards will be paid in Class A common shares rather than cash and all of those shares will vest one year after the date of grant and will be eligible for deferral.

In addition, the Compensation Committee approved a conforming amendment to the change in control agreements entered into between the Company and each of its officers (including the NEOs) to provide that upon a change in control, any unvested shares issued under the PSP program will immediately vest and, upon a termination of employment following a change in control, the shares will be settled in cash. The form of amendment will be filed with the Form 10-Q for the reporting period in which the amendment becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: April 23, 2007	By:	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and General Counsel